Registration No. 333-258935

As filed with the Securities and Exchange Commission on August 24, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  Amendment No. 1
to
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RADA ELECTRONIC INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Giborei Israel Street
Netanya 4250407, Israel
Tel: + 972-76-538-6200
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

RADA Sensors Inc.
20300 Seneca Meadows Parkway
Suite 310
Germantown, MD 20876
Tel: 240-423-1860
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies of all Correspondence to:

Steven J. Glusband, Esq. Guy Ben Ami, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 Tel: 212-238-8605 Fax: 212-732-3232	Sarit Molcho, Adv. S. Friedman & Co., Advocates Azrieli Town 146 Begin Road Tel Aviv 6492103 Israel Tel: +972-3-6931931 Fax: +972-3-6931930

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPALANATORY NOTE

RADA Electronic Industries Ltd. is filing this Amendment No. 1 to its registration statement on Form F-3 (File No. 333-258935) to amend the Exhibit Index.  Accordingly, this amendment consists only of the cover page, this explanatory note, Item 9 of Part II of the Registration Statement, and the signature page to the Registration Statement.  The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 9. EXHIBITS

See the Exhibit Index on the page immediately  following the signatures for a list of exhibits filed as part of this registration statement on Form F-3/A, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Amendment No. 1 to Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Netanya, Israel, on August 24, 2021.

RADA ELECTRONIC INDUSTRIES LTD.

By:	/s/Dov Sella
Name: Dov Sella
Title: Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed in Netanya, Israel below on August 24, 2021 by or on behalf of the following persons in the capacities and on the dates indicated.

Title
/s/Dov Sella Dov Sella	Chief Executive Officer (Principal Executive Officer)

/s/Avi Israel Avi Israel	Chief Financial Officer (Principal Financial and Accounting Officer)

* Yossi Ben Shalom	Executive Chairman of the Board of Directors
*	Director
Joseph Weiss

* Tal Misch	External Director
*	External Director
Elan Sigal
* Prof. Alon Dumanis	Director

* Guy Zur	Director

*By:	/s/Avi Israel
Avi Israel
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of RADA Electronic Industries Ltd., on August 24, 2021.

RADA Sensors Inc.

By: /s/Max Cohen
Name: Max Cohen
Title: Chief Executive Officer

EXHIBITS

Exhibit Number	Description
4.1	Memorandum of Association of the Registrant (1)
4.2	Articles of Association of the Registrant (2)
4.3 4.4 4.5 4.6 4.7 4.8
Specimen of Share Certificate (3)

Form of Warrant and/or Warrant Certificate (4)

Form of Debt Security (4)

Form of Subscription Right Agreement (including form of Right Certificate) (4)

Form of Unit Certificate (4)

Form of Indenture relating to the issuances of debentures, notes, bonds or other evidences of indebtedness (5)

5.1	Opinion of S. Friedman & Co.*
5.2	Opinion of Carter Ledyard & Milburn LLP*
23.1	Consent of Kost Forer Gabbay & Kasierer, A Member of Ernst & Young Global*
23.2	Consent of S. Friedman & Co. (included in Exhibit 5.1)*
23.3	Consent of Carter Ledyard & Milburn LLP (included in Exhibit 5.2)
24.1 25.1	Power of Attorney (included on signature page)* Statement of Eligibility of Trustee under Indenture (6)
_______________________
•       Previously filed.

(1)	Filed as Exhibit 1.1 to our Annual Report on Form 20-F for the year ended December 31, 2019 and incorporated herein by reference.
(2)	Filed as Annex A to our Proxy Statement on Form 6-K furnished on April 4, 2016 and incorporated herein by reference
(3)	Filed as Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2016 and incorporated herein by reference.
(4)	Incorporated by references, if necessary, to a corresponding exhibit to a Current Report on Form 6-K in connection with an offering of securities.
(5)	Incorporated by reference to Exhibit 4.4 of Registration Statement on Form F-3/A RS No.333-252015, dated January 19, 2021.
(6)	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.